FORM OF
                         STOCK PURCHASE AGREEMENT


                           STOCK PURCHASE AGREEMENT

                    This STOCK PURCHASE AGREEMENT (this "Agree-ment"), dated as of ________, 1996, by and between Mobile Telecommunication Technologies Corp., a Delaware corpora-tion (the "Company"), and ______________________________
          (the "Purchaser").

                                  ARTICLE I.

                     Purchase and Sale of Preferred Stock

                    1.1 Agreement to Purchase and Sell. Upon the basis of the representations and warranties, for the consideration, and subject to the terms and conditions set forth in this Agreement, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the number of shares set forth next to the Purchaser's name on Schedule 1.1 hereto, of a series of preferred stock, $.01 par value per share, of the Company (the "Preferred Stock") designated as the Series A 7.5% Cumulative Convertible Accruing Pay-In-Kind Preferred Stock and having the preferences and rights set forth in the form of Certificate of Designation attached as Exhibit A hereto, in each case free and clear of all claims, liens, charges and encumbrances of any nature whatsoever, at the Closing referred to in Section 1.2 hereof, and, in consideration of the sale of the shares of Preferred Stock by the Company to the Purchaser, the Purchaser agrees to pay in the aggregate to the Company $1,000 per Preferred Share (the "Purchase Price") in the amount set forth next to the Purchaser's name on Schedule
          1.1 hereto.

                    1.2 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom at 11:00 a.m., Eastern Standard Time, on __________, 1996, or at such other place or time as the Purchaser and the Company shall mutually agree in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                    1.3 Delivery and Payment. At the Closing, (a) the Company shall deliver or cause to be delivered to the Purchaser (i) a stock certificate evidencing the shares of Preferred Stock issued in the name of the Purchaser, and (ii) all other documents, instruments and writings required to be delivered by the Company to the Purchaser pursuant to this Agreement or otherwise required in connection herewith, and (b) the Purchaser shall deliver or cause to be delivered to the Company (i) the Purchase Price, by wire transfer of immediately available funds to the account of the Company to be designated by the Compa-ny in writing not later than one business day prior to the Closing Date, and (ii) all other documents, instru-ments and writings required to be delivered by the Pur-chaser to the Company pursuant to this Agreement or otherwise required in connection herewith.
                                 ARTICLE II.

                Representations and Warranties of the Company

                    The Company hereby represents and warrants to the Purchaser as follows:

                    2.1  Incorporation and Organization.   The
          Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own and operate its assets and properties and carry on its businesses as presently conducted and is duly quali-fied to do business and is in good standing in all juris-dictions in which the ownership or occupancy of its properties or its activities presently makes such quali-fication necessary, except where the failure to so quali-fy or be in good standing would not have a material adverse effect upon the businesses, properties or assets of the Company or any of its Material Subsidiaries.

                    2.2 Authority. The Company has all requisite corporate power and authority to enter into this Agree-ment and each other agreement, instrument and document required to be executed by the Company in connection herewith, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement, the Stockholder Agreement in the form of Exhibit B-1 hereto (the "Stockholder Agree-ment"), the Registration Rights Agreement in the form of Exhibit C hereto (the "Registration Rights Agreement"), and such other agreements, instruments and documents, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly autho-rized by all necessary corporate action of the Company. The Board of Directors of the Company has approved the issuance and sale of the shares of Preferred Stock (in-cluding, without limitation, the conversion of the shares of Preferred Stock) and the other transactions contem-plated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankrupt-cy, insolvency or other similar laws affecting the en-forcement of creditors' rights generally and except that the availability of equitable remedies, including specif-ic performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

                    2.3 Capital Structure. The authorized capital stock of the Company consists of 75,000,000 shares of common stock and 25,000,000 shares of preferred stock.
          At the close of business on March 27, 1996, 54,138,156 shares of Common Stock and 3,750,000 shares of $2.25 Cumulative Convertible Exchangeable Preferred Stock were issued and outstanding. At the close of business on March 27, 1996, a total of 7,648,406 shares of common stock were reserved for issuance upon the exercise of (i) the conversion rights of the $2.25 Cumulative Convertible Exchangeable Preferred Stock, (ii) the options, stock appreciation rights and other rights granted under the Company's 1988 Executive Incentive Plan, (iii) the op-tions, stock appreciation rights and other rights granted under the Company's 1990 Executive Incentive Plan, (iv) the awards and options granted under the Company's Long-Term Incentive Plan, (v) the options granted under the Company's 1993 Employee Stock Purchase Plan and (vi) the nonqualified options granted to directors of the Company who are not officers. When issued and delivered at the Closing against payment therefor as provided herein, the shares of Preferred Stock will be duly and validly autho-rized and issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 2.3, Schedule 2.3 hereto or as contemplated by this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company or any subsidiary of the Company is a party or by which it is bound obligating the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

                    2.4  Consents and Approvals.  Assuming the
          accuracy of the representation of the Purchaser set forth in Section 3.5 hereof and except as may be required pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all authorizations, approv-als and consents, if any, required to be obtained from, and all registrations, declarations and filings, if any, required to be made with all governmental authorities and regulatory bodies to permit the Company to execute and deliver, and to perform its obligations under, this Agreement have been obtained or made, as the case may be, and all such authorizations, approvals, consents, regis-trations, declarations and filings (collectively, "con-sents and filings") are in full force and effect, except where failure to obtain and/or maintain in full force and effect such consents and filings would not have a materi-al adverse effect upon the execution and delivery of, and upon the performance of the Company's obligations under, this Agreement.

                    2.5 No Violations. Neither the execution or delivery by the Company, nor the consummation by the Company of the transactions herein contemplated, nor the fulfillment by the Company of the terms and provisions hereof (i) will conflict with, violate or result in a breach of, any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, governmental depart-ment, board, agency or instrumentality or any arbitrator, applicable to the Company including, without limitation, the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder, (ii) will con-flict with, violate or result in a breach of, or consti-tute a default under, any of the terms, conditions or provisions of the Company's certificate of incorporation, certificates of designations and by-laws, (iii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any loan agreement, indenture, trust, deed or other agreement or instrument to which the Compa-ny is a party or by which it is bound or (iv) result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever (collec-tively, a "lien") upon any of the Company's property or assets (including, without limitation, the shares of Preferred Stock to be acquired by the Purchaser pursuant to this Agreement). Except with respect to the Credit, Security, Guaranty and Pledge Agreement dated as of December 21, 1995 among Skytel Corp., the Company and certain subsidiaries thereof, certain lenders, Chemical Bank, Credit Lyonnais New York Branch, and J.P. Morgan Securities Inc. (the "Credit Agreement") which default shall be cured upon closing of this transaction, the Company is not in default under any agreement to which it is a party which default could impair its ability to perform its obligation under this Agreement, except where such default would not have a material adverse effect on Mtel's ability to perform its obligation under this Agreement.

                    2.6  Public Documents.  The Company has fur-
          nished or made available to the Purchaser true and com-plete copies of each report, schedule, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission (the "Commission") since January 1, 1995 (including the 10-K to be filed for the year ended December 31, 1995) (the "SEC Documents"), which are all the documents (other than preliminary proxy materials) that the Company was re-quired to file with the Commission since such date. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Secu-rities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the rules and regulations of the Commission thereunder applicable to such SEC Documents and none of the SEC Documents contained any untrue state-ment of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Except to the extent information contained in any SEC Document has been revised or superseded by a later-filed SEC Document, none of the SEC Documents currently contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circum-stances under which they are made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be permitted by the rules of the Commis-sion) and fairly present in all material respects (sub-ject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended.

                    2.7  Absence of Certain Changes or Events.
          Except (x) as disclosed in (i) Schedule 2.7 hereto, (ii) the SEC Documents filed prior to the date of this Agree-
          ment or (y) as contemplated by, permitted by or disclosed in this Agreement, since the date of the most recent audited financial statements included in the SEC Docu-ments, the Company and its subsidiaries have conducted their respective businesses in the ordinary course, and there has not been any material adverse change in the financial condition, results of operations, business, properties, assets or liabilities of the Company or any of its Material Subsidiaries (as defined below)(the Purchaser acknowledges that for purposes of this Agree-ment any fluctuations in the market value of the Company's common stock shall not constitute a material adverse change). "Material Subsidiaries" shall mean Skytel Corp., Destineer, Inc. and Mtel International, Inc.

                    2.8 Exemption from Securities Act. Assuming that the representations, warranties and acknowledgments of the Purchaser provided for in Article III of this Agreement or otherwise herein are true and correct, the sale of the shares of Preferred Stock pursuant to this Agreement will be exempt from the registration provisions of the Securities Act, and the registration provisions of any blue sky or other state securities law or regulation (hereinafter collectively referred to as "blue sky laws") of any applicable jurisdiction.

                                 ARTICLE III.

               Representations and Warranties of the Purchaser

                    The Purchaser hereby represents and warrants to the Company as follows:

                    3.1 Incorporation and Organization. The Pur-chaser is a corporation duly formed, validly existing and in good standing under the laws of the State of and has full corporate power and authority to own and operate its assets and properties and carry on its busi-nesses as presently conducted.

                    3.2 Authority. The Purchaser has all requisite power and authority (corporate, or otherwise) to enter into this Agreement and each other agreement, instrument and document required to be executed by the Purchaser in connection herewith, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement, the Stock-holder Agreement, the Registration Rights Agreement, and such other agreements, instruments and documents, and the consummation by the Purchaser of the transactions contem-plated hereby and thereby, have been duly authorized by all necessary action of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discre-tion of the court before which any proceeding therefor may be brought.

                    3.3  Consents and Approvals.  Assuming the
          accuracy of the representation of the Company set forth in Section 2.5 hereof and except as may be required pursuant to the Exchange Act, all authorizations, approv-als and consents, if any, required to be obtained from, and all registrations, declarations and filings, if any, required to be made with, all governmental authorities and regulatory bodies to permit the Purchaser to execute and deliver, and to perform its obligations under, this Agreement have been obtained or made, as the case may be, and all such authorizations, approvals, consents, regis-trations, declarations and filings (collectively, "con-sents and filings") are in full force and effect, except where failure to obtain and/or maintain in full force and effect the consents and filings would not have a material adverse effect upon the execution and delivery of, and upon the performance of the Purchaser's obligations under, this Agreement.

                    3.4 No Violations. Neither the execution or delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of the transactions herein contemplated, nor the fulfillment by the Purchaser of the terms and provisions hereof (i) will conflict with, violate or result in a breach of, any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, governmental department, board, agency or instru-mentality or any arbitrator, applicable to the Purchaser including, without limitation, the Communications Act of 1934, as amended, and the rules and regulations promul-gated thereunder, (ii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of the Purchaser's certificate of incorporation (or other organizational documents) and by-laws, if any, or (iii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any loan agreement, indenture, trust, deed or other agreement or instrument to which the Purchaser is a party or by which it or he is bound, except where such con-flict, violation or breach will not have a material adverse effect on the Purchaser's execution, delivery, consummation or fulfillment of this Agreement. The Purchaser is not in default under any agreement to which it is a party which default could materially adversely impair its ability to perform its obligations under this Agreement.

                    3.5 Investment Representation. The Purchaser is acquiring the shares of Preferred Stock (including any shares of Common Stock to be acquired by the Purchaser upon conversion of the shares of Preferred Stock) (col-lectively, the "Company Securities") for its own account for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. The Purchaser understands that the Company Securities have not been and, subject to the terms of the Registration Rights
          Agreement, will not be registered under the Securities
         Act or any blue sky laws in reliance, in part, upon the
          representations, warranties and covenants contained
          herein. Subject to the provisions, if applicable, set forth in the Stockholder Agreement, the Purchaser also understands that it cannot offer for sale, sell or trans-fer the Company Securities except as provided below. The Purchaser agrees that the following restrictive legend will be placed on certificates representing any or all of the Company Securities and that transfer of any or all of the Company Securities may be refused by the Company's transfer agent unless the Company Securities for which transfer is sought are registered under the Securities Act and all other applicable federal securities or blue sky laws or unless the Purchaser provides information satisfactory to the Company that such registration is not required:

                    "THIS SECURITY HAS NOT BEEN REGISTERED
               UNDER THE SECURITIES ACT OF 1933, AS AMENDED
               (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENE-FIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD OR TRANSFERRED AND MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO THE COMPANY, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER
               THE SECURITIES ACT, (3) PURSUANT TO ANY
               OTHER APPLICABLE EXEMPTION FROM REGISTRATION
               UNDER THE SECURITIES ACT, OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

                    Subject to the provisions, if applicable, set forth in the Stockholder Agreement, the Company Securi-ties being delivered pursuant to this Agreement shall not be transferable by such Purchaser except (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144, or any successor rule, under the Securities Act, or (iii) upon receipt by the Company of a written opinion of counsel to such Purchaser reasonably satisfactory to the Company that is knowledge-able in securities laws matters, to the effect that the proposed transfer is exempt from the registration re-quirements of the Securities Act and the relevant blue sky laws.

                    The Purchaser and the Purchaser's advisors have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Company Securities; have all information deemed by them to be necessary or appropriate to evaluate the risks and merits of an in-vestment in the Company Securities; have received all information requested from the Company; have had the opportunity to ask questions of and receive answers from representatives of the Company concerning the Company.
                                 ARTICLE IV.

                            Conditions to Closing

                    4.1 Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the trans-actions contemplated hereby are subject to the fulfill-ment of each of the following conditions:

                    (a) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties had been made as of the Closing;

                    (b) the Company shall have performed and com-plied in all material respects with all other terms required by this Agreement to be performed or complied with by the Company at or prior to the Closing;

                    (c) the Purchaser shall have received a certif-icate, dated as of the Closing Date, signed by an execu-tive officer of the Company and stating that the condi-tions set forth in clauses (a) and (b) above have been satisfied;

                    (d)  no action or proceeding shall have been
          instituted or threatened for the purpose or with the probable or reasonably likely effect of enjoining or preventing the consummation of this Agreement or seeking damages on account thereof;

                    (e)  the Company shall have delivered to the
          Purchaser a copy of the Stockholder Agreement, duly executed by the Company;

                    (f)  the Company shall have delivered to the
          Purchaser a copy of the Registration Rights Agreement, duly executed by the Company; and

                    (g)  the Company shall have delivered to the
          Purchaser a certified copy of the resolutions of the Board of Directors of the Company authorizing the trans-actions contemplated hereby.

                    4.2 Conditions to Obligations of the Company. The obligations of the Company to consummate the transac-tions contemplated hereby are subject to the fulfillment of the following conditions:

                    (a) the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties had been made as of the Closing;

                    (b)  the Purchaser shall have performed and
          complied in all material respects with all other terms required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing;

                    (c) the Company shall have received a certifi-cate from the Purchaser, dated as of the Closing Date, one of which shall have been signed by a duly authorized officer of the Purchaser, stating that the conditions set forth in clauses (a) and (b) above have been satisfied;

                    (d)  no action or proceeding shall have been
          instituted or threatened for the purpose or with the probable or reasonably likely effect of enjoining or preventing the consummation of this Agreement or seeking damages on account thereof;

                    (e) the Purchaser shall have delivered to the Purchaser a copy of the Stockholder Agreement, duly executed by the Purchaser; and

                    (f) the Purchaser shall have delivered to the Company a copy of the Registration Rights Agreement, duly executed by the Purchaser.

                                  ARTICLE V.

                                 Termination

                    5.1 Termination. This Agreement may be termi-nated prior to the Closing by (a) the mutual consent of the Purchaser and the Company, (b) the Company (i) upon the failure of the Purchaser to perform or comply in all material respects with any of its covenants or agreements contained herein prior to the Closing, (ii) if any repre-sentation or warranty of the Purchaser hereunder shall not have been true and correct in all material respects as of the time at which it was made, or (iii) pursuant to
          Section 5.3 hereof, (c) the Purchaser (i) upon the fail-ure of the Company to perform or comply in all material respects with any of its covenants or agreements con-tained herein prior to the Closing, or (ii) if any repre-sentation or warranty of the Company hereunder shall not have been true and correct in all material respects as of the time at which such was made; provided, however, that no party may terminate this Agreement pursuant to clauses
          (b)(i) or (ii) or (c)(i) or (ii) above if such party is, at the time of any such attempted termination, in breach of any term hereof. The termination by any party pursu-ant to this Section 5.1 shall not be deemed a waiver of any claim such party may have against the other party or parties hereunder.

                                 ARTICLE VI.

                                Miscellaneous

                    6.1  Collateral Agreements, Amendments and
          Waivers.   This Agreement (together with the documents
          delivered pursuant hereto) supersedes all prior docu-ments, understandings and agreements, oral or written, relating to this transaction and, except for any confi-dentiality agreement currently existing between the parties, constitutes the entire understanding between the parties with respect to the subject matter hereof. Any modification or amendment to, or waiver of, any provision of this Agreement may be made only by an instrument in writing executed by the party against whom enforcement thereof is sought.

                    6.2  Successors and Assigns.  Neither the
          Purchaser's nor the Company's rights or obligations under this Agreement may be assigned. Any assignment in viola-tion of the foregoing shall be null and void. Subject to the preceding sentences of this Section 6.2, the provi-sions of this Agreement (and, unless otherwise expressly provided therein, of any document delivered pursuant to this Agreement) shall be binding upon and inure to the benefit of the parties hereto and their respective suc-cessors and assigns.

                    6.3 Survival of Representations, Warranties and Agreements. None of the representations, warranties and covenants of the parties contained in this Agreement shall survive the Closing.

                    6.4 Expenses. Each party shall pay all costs and expenses incurred by it in connection with the nego-tiation, execution and delivery of this Agreement and the transactions contemplated hereby.

                    6.5 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unen-forceable under present or future laws, then, if possi-ble, such illegal, invalid or unenforceable provision will be modified to such extent as is necessary to comply with such present or future laws and such modification shall not affect any other provision hereof, provided that if such provision may not be so modified such ille-gality, invalidity or unenforceability will not affect any other provision, but this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

                    6.6 Notices. In any case where any notice or other communication is required or permitted to be given hereunder (including, without limitation, any change in the information set forth in this Section 6.6) such notice or communication shall be in writing and (a) personally delivered, (b) sent by registered United States mail,, postage prepaid, return receipt requested,
          (c) transmitted by telecopy or (d) sent by way of a recognized overnight courier service, postage prepaid, return receipt requested with instructions to deliver on the next business day, in each case as follows:

                              If to the Company, to:

                              Mobile Telecommunication Technologies Corp.
                              110 East 59th Street
                              36th Floor
                              New York, New York  10022
                              Attention: John E. Welsh, III
                              Telecopy:  (212) 735-0808

                              with a copy to:

                              Mobile Telecommunication
                              Technologies Corp.
                              200 South Lamar Street
                              Security Centre, South Building
                              Jackson, Mississippi  39201
                              Attention: Leonard G. Kriss, Esq.
                              Telecopy:  (601) 944-7291

                              If to the Purchaser, to:

                    6.7 Public Announcement. Until the termination of this Agreement, neither the Company nor the Purchaser shall issue or cause the publication of any press release or other public announcement with respect to the transac-tions contemplated by this Agreement without the consent of the other parties, which consent shall not be unrea-sonably withheld, provided that each party may issue such press releases or public announcements as shall be re-quired by law in which event such party shall give the other parties a reasonable opportunity to review and comment thereon.

                    6.8 Reports to Holders of Shares of Preferred Stock. As long as the Purchaser owns any shares of Preferred Stock, within 15 business days after the Compa-ny files with the Commission copies of its annual re-ports, quarterly reports and other current reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that it is required to file with the Commission pursuant to
          Section 13, 14 or 15(d) of the Exchange Act, the Company shall furnish a copy of the same to the Purchaser.

                    6.9 No Third-Party Beneficiaries. No person or entity not a party to this Agreement shall be deemed to be a third-party beneficiary hereunder or entitled to any rights hereunder.

                    6.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW. THE PARTIES HERETO AGREE THAT THE VENUE WITH RESPECT TO ANY ACTION OR SUIT COM-MENCED BY EITHER OF THEM IN CONNECTION WITH THE TRANSAC-TIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE IN A FEDER-AL OR STATE COURT OF COMPETENT JURISDICTION IN THE UNITED STATES.

                    6.11 Counterparts. This Agreement may be exe-cuted in two or more counterparts, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall constitute but one agreement binding upon all of the parties hereto.

                    6.12  Additional Series of PIK Preferred
          Stock; Registration Rights Agreement. Subsequent to the date hereof, the Company may issue and sell additional shares of the Series A Cumulative Convertible Pay-In-Kind Preferred Stock and additional series of pay-in-kind preferred stock on substantially the same terms set forth in the Certificate of Designation (except with regard to the conversion price); provided, however, that the amount of all shares of pay-in-kind preferred stock issued pursuant to this provision and pursuant to this Agreement shall not in the aggregate exceed $75,000,000. In the event of such additional issuances, the parties agree to enter into an amended Registration Rights Agreement which shall add as parties any purchasers of such additional shares of pay-in-kind preferred stock, but shall other-wise be identical to the Registration Rights Agreement.